CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-278480 on Form S-8 and Registration Statement No. 333-280853 on Form F-3 of our report dated March 25, 2025, relating to the financial statements of Mynd.ai, Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

March 25, 2025